Exhibit 4.35

FRAMEWORK SERVICE AGREEMENT FOR PRODUCTS GENERAL CONDITIONS CONVENIENCE TRANSLATION TO ENGLISH. ORIGINAL IN SPANISH

AMENDMENT NO. 21 CRUDE OIL SERVICES FRAMEWORK AGREEMENT

Between

CENIT TRANSPORTE Y LOGÍSTICA DE HIDROCARBUROS S.A.S.

and

ECOPETROL S.A.

BOGOTÁ D.C., JUNE 12, 2025

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Amendment N° 21 CRUDE OIL SERVICES FRAMEWORK AGREEMENT

Convenience translation to
English. Original in Spanish

AMENDMENT NO. 21

TO THE FRAMEWORK CRUDE OIL SERVICES CONTRACT

This Amendment No. 21 (the “Amendment”) to the Framework Crude Oil Services Agreement (hereinafter, the “Framework Agreement”), is signed on June 12, 2025 (hereinafter, the “Signature Date”) by the following legal entities (hereinafter, the “Parties” and, each of them, a “Party” or the “Party”):

1.

ECOPETROL S.A., a mixed economy company, linked to the Ministry of Mines and Energy, authorized by Law 1118 of 2006, which acts in accordance with its bylaws and has its principal domicile in Bogotá D.C., with NIT. 899.999.068-1, represented for the subscription of this Amendment by REYNALDO PLATA CARREÑO, identified as it appears at the bottom of his signature, who acts in his capacity as Special Attorney-in-Fact, pursuant to power of attorney granted by public deed No. 0160 of February 3, 2021 at Notary 31 of the Círculo de Bogotá, by the General Manager of Planning and Operational Logistics, in exercise of the powers of representation conferred by means of General Power of Attorney, contained in Public Deed No. 20798 of September 8, 2021, granted at Notary Office 29 of Bogotá D.C., which empowers him to sign this Amendment in accordance with the Power of Attorney Ample and sufficient special granted by ECOPETROL S.A. (hereinafter, “ECOPETROL”), and

2.

CENIT TRANSPORTE Y LOGÍSTICA DE HIDROCARBUROS S.A.S., a mixed economy company, authorized by Decree 1320 of 2012, linked to the Ministry of Mines and Energy, with its principal address in Bogotá D.C. and NIT. 900.531.210-3, represented for the subscription of this Amendment by MARÍA CAMILA RODRÍGUEZ FORERO, identified as it appears at the bottom of her signature, who acts in her capacity as General Attorney, in accordance with a power of attorney granted by public deed No. 1373 of August 27, 2024 at Notary 32 of the Círculo de Bogotá, authorized to sign this Amendment (hereinafter, “CENIT”).

The Parties have agreed on the following aspects, prior to the following:

CONSIDERATIONS:

1.

That the Parties signed on April 1, 2013, the Framework Agreement, which has been previously amended by means of Amendments No. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19 and 20 in the aspects defined in each of them, Contract that is in force to date.

2.

That ECOPETROL, in accordance with the provisions of Section 19.05 of the General Conditions of the Framework Contract for Crude Oil Services, requested CENIT to return the firm capacity under the “Use or Pay” modality, for the entire Contracted Capacity that it has contracted in the Caño Limón – Coveñas Pipeline.

That, bearing in mind that the operation of the Caño Limón – Coveñas Pipeline has been suspended due to events not attributable to CENIT since August 21, 2024, exceeding the provision of the transportation service by more than one hundred and eighty (180) days, as well as that the security conditions in the area are not favorable and there is uncertainty regarding the potential date of resumption of the operation of the system, the Parties have decided to modify as of June 1, 2025, the firm Contracted Capacity under the “Use or Pay” modality for Contracted

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Amendment N° 21 CRUDE OIL SERVICES FRAMEWORK AGREEMENT

Convenience translation to
English. Original in Spanish

Capacity Subject to Availability under the “Use and Pay” modality for the sections of the Caño Limón – Coveñas Pipeline.

That, on May 29, 2025, ECOPETROL sent a communication to CENIT in which it stated that given the circumstances of the foregoing consideration in the Caño Limón – Coveñas pipeline, it confirmed its intention to nominate, schedule, and evacuate the Caño Limón crude oil owned by ECOPETROL through the Bicentennial Pipeline during the year 2025, as of June 1, 2025, through crude oil transportation contract 002-2024, signed between the Parties on September 3, 2024.

Taking into account the foregoing considerations, the Parties have hereby agreed to make the modifications to the Framework Contract that are indicated below in the following:

C L Á U S U L A S:

CLAUSE ONE: The Parties have decided to modify as of June 1, 2025, the firm Contracted Capacity under the “Use or Pay” modality by ECOPETROL for a Contracted Capacity Subject to Availability under the “Use and Pay” modality for all sections of the Caño Limón – Coveñas Pipeline.

CLAUSE SECOND: In this regard, the Parties agree that their obligations regarding the firm Contracted Capacity under the “Use or Pay” modality for the Caño Limón – Coveñas Pipeline, will cease as of June 1, 2025.

THIRD CLAUSE: The application of the changes made through this Ordinance shall apply from June 1, 2025.

CLAUSE FOURTH: The Parties understand that the other aspects of the Framework Agreement and its others continue in force in all that have not been modified by this Other.

In proof of the foregoing, this Amendment is signed electronically by the undersigned, in the city of Bogotá D.C., on June twelve (12), two thousand and twenty-five (2025).

By ECOPETROL,	By CENIT, MARÍA.

REYNALDO PLATA CARREÑO C.C.	CAMILA RODRÍGUEZ FORERO C.C
91.489.924 of Bucaramanga	1,098,615,454
Special attorney	General Representative

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